Exhibit 99.1

Goodness Growth Holdings Announces Planned

Divestiture of Arizona Dispensary License

– Company will maintain focus on wholesale channel as a low-cost producer of biomass –

MINNEAPOLIS – November 2, 2021 – Goodness Growth Holdings, Inc. ("Goodness Growth") (CSE: GDNS; OTCQX: GDNSF), a physician-led, science-focused cannabis company and IP developer, today announced that its subsidiary, Vireo Health of Arizona, LLC ("Company"), has reached a definitive agreement with Copperstate Farms, LLC (“Copperstate”), to sell its dispensary license, all remaining inventory and equipment at its Phoenix dispensary, the Phoenix dispensary property lease and all revenue producing contracts in an all-cash transaction valued at $15.0 million. The Company expects the transaction to close later this year, pending regulatory approval.

“For the past several months there has been significant interest on behalf of larger vertically-integrated operators to acquire our Phoenix dispensary,” said Chairman & Chief Executive Officer, Kyle Kingsley, M.D. “Given our presence as a predominantly wholesale supplier of biomass in the Arizona market, our management team and board of directors felt that this transaction simplified our business during a period in which we’re prioritizing resources toward the attractive opportunities we see in our other markets, especially New York and Minnesota.”

The transaction also includes related cultivation licenses for both medical and adult-use, only one of which is currently operational at the Company’s 18-acre outdoor farm in Amado, AZ, south of Tucson. Goodness Growth and has entered into a separate cultivation management services agreement with the acquirer which will allow the Company to continue cultivating and selling cannabis products through the medical and adult-use wholesale sales channels in Arizona. The cultivation management services agreement has an initial term of five years and will be subject to renewal for up to 20 years.

Kingsley concluded, “We originally acquired our Arizona operations in 2019, along with several other cultivation sites in the Southwestern United States, because we were attracted to strategic geographic locations with climates that were suitable for outdoor cultivation. We’ve since developed what we believe is one of the lowest-cost outdoor cultivation facilities in Amado, and we’re pleased to continue operating that facility and servicing the wholesale market in Arizona through our management services agreement.”

About Goodness Growth Holdings, Inc.

Goodness Growth Holdings, Inc., is a physician-led, science-focused holding company whose mission is to bring the power of plants to the world. The Company’s operations consist primarily of its multi-state cannabis company subsidiary, Vireo Health, and its science and intellectual property developer, Resurgent Biosciences. The Company manufactures proprietary, branded cannabis products in environmentally friendly facilities and state-of-the-art cultivation sites and distributes its products through its growing network of Green Goods™ and other retail locations and third-party dispensaries. Its teams of more than 500 employees are focused on the development of differentiated products, driving scientific innovation of plant-based medicines, and developing meaningful intellectual property. Today, the Company is licensed to grow, process, and/or distribute cannabis in eight markets and operates 18 dispensaries across the United

Exhibit 99.1

States. For more information about Goodness Growth Holdings, please visit www.goodnessgrowth.com.

Contact Information

Investor Inquiries:

Sam Gibbons

Vice President, Investor Relations

samgibbons@vireohealth.com

(612) 314-8995

Media Inquiries:

Albe Zakes

Vice President, Corporate Communications

albezakes@vireohealth.com
(267) 221-4800

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “plan,” “position,” “continue,” “will,” “expects,” “pending,” or variations of such words and phrases.  These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment; and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to current and future economic conditions; risks related to the COVID-19 pandemic; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws in the United States relating to psychedelics  and any changes to such laws; operational, regulatory, and other risks; execution of business strategy; difficulty to forecast; conflicts of interest; liquidity and additional financing; and risk factors set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

Exhibit 99.1

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results, or otherwise, other than as required by applicable securities laws.